UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York		14650
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Securities Act registration statement file number to which this form relates: 333-190957

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Warrants to purchase Common Stock, $0.01 par value per share, exercisable on or before September 3, 2018, exercise price of $14.93	New York Stock Exchange, Inc.

Warrants to purchase Common Stock, $0.01 par value per share, exercisable on or before September 3, 2018, exercise price of $16.12	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

On September 3, 2013, Eastman Kodak Company (the “Company”) registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”): (i) the common stock of the Company (the “Common Stock”), par value $0.01 per share, issued pursuant to the Company’s First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (the “Plan”) upon the Plan’s effectiveness, (ii) warrants to purchase shares of Common Stock at an exercise price of $14.93 (the “125% Warrants”), and (iii) warrants to purchase shares of Common Stock at an exercise price of $16.12 (the “135% Warrants”, together with the 125% Warrants, the “Warrants”).

On October 29, 2013 the Company filed a registration statement on Form 8-A to register the Common Stock under Section 12(b) of the Act. On October 30, 2013, the New York Stock Exchange, Inc. (the “NYSE”) certified the Common Stock for listing and registration, at which point such registration statement on Form 8-A became effective. On November 1, 2013, the Common Stock began trading on the NYSE.

The Company now also intends to list the Warrants on the NYSE. Accordingly, this registration statement registers, under Section 12(b) of the Act, the 125% Warrants and the 135% Warrants.

Reference is made to the information set forth in Item 1 of the Company’s registration statement on Form 8-A, filed September 3, 2013, which includes information about the Warrants and is incorporated by reference herein. Reference is also made to the information set forth in Item 4 of the Company’s registration statement on Form S-8, filed September 3, 2013, which includes information about the Common Stock and is incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8 filed September 3, 2013)

3.2	Second Amended and Restated By-Laws of Eastman Kodak Company (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-8 filed September 3, 2013)

4.1	Registration Rights Agreement between Eastman Kodak Company and certain stockholders listed on Schedule 1 thereto, dated as of September 3, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form 8-A filed September 3, 2013)

4.2	Warrant Agreement between Eastman Kodak Company and Computershare Trust Company as Warrant Agent, dated as of September 3, 2013 (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form 8-A filed September 3, 2013)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013

EASTMAN KODAK COMPANY

By:	/s/ Patrick M. Sheller
Patrick M. Sheller Senior Vice President General Counsel, Secretary & Chief Administrative Officer

Exhibit Index.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8 filed September 3, 2013)

3.2	Second Amended and Restated By-Laws of Eastman Kodak Company (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-8 filed September 3, 2013)

4.1	Registration Rights Agreement between Eastman Kodak Company and certain stockholders listed on Schedule 1 thereto, dated as of September 3, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form 8-A filed September 3, 2013)

4.2	Warrant Agreement between Eastman Kodak Company and Computershare Trust Company as Warrant Agent, dated as of September 3, 2013 (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form 8-A filed September 3, 2013)